STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC
UP TO $500,000,000 IN UNITS OF MEMBERSHIP INTEREST

DEALER MANAGER AGREEMENT

[_________], 2010

Stratstone Securities, LLC
2100 W. Cypress Creek Road
Fort Lauderdale, Florida 33309

Ladies and Gentlemen:

Stratstone/Bluegreen Secured Income Fund, LLC (the “Company”) is a Delaware limited liability company.  The Company is offering (a) up to $500,000,000 in units of membership interest, (the “Units”), for a purchase price of $10.00 per Unit with a minimum initial investment of $2,500, in the primary offering (the “Primary Offering”) and (b) up to $70,000,000 in Units for a purchase price of $9.10 per Unit for issuance through the Company’s distribution reinvestment program (the “DRP” and together with the Primary Offering, the “Offering”) (subject to the right of the Company to reallocate the Units between the Primary Offering and the DRP), all upon the other terms and conditions set forth in the Prospectus, as described in Section 1(a) hereof.

Subject to the terms and conditions contained in this Exclusive Dealer Manager Agreement (this “Agreement”), the Company hereby appoints Stratstone Securities, LLC, a Delaware limited liability company (the “Dealer Manager”) to act as the exclusive dealer manager for the Offering, and the Dealer Manager desires to accept such engagement.

1.           REPRESENTATION AND WARRANTIES OF THE COMPANY.  The Company hereby represents, warrants and agrees during the term of this Agreement and as of the Effective Date (as hereinafter defined), and thereafter with respect to representations and warranties which by their terms apply to periods subsequent to the Effective Date, as follows:

(a)           REGISTRATION STATEMENT AND PROSPECTUS.  In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. __________) on Form S-11 for the registration of the Units under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”); one or more amendments to such registration statement have been or may be so prepared and filed.  The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that (i) if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, (ii) if the prospectus filed by the Company pursuant to either Rule 424(b) or (c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or (c), as the case may be, as amended or supplemented pursuant to Rule 424(b) or (c), from and after the date on which such prospectus and any amendments or supplements thereto shall have been filed, and (iii) prior to the Effective Date the term “Registration Statement” shall refer to the registration statement, as amended, and the term “Prospectus” shall refer to the most recent preliminary prospectus included in the registration statement.  As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

(b)           COMPLIANCE WITH THE SECURITIES ACT.  From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the “Termination Date” (as defined in Section 9(a) hereof):

(i)           the Registration Statement, the Prospectus and any amendments or supplements thereto have complied and will comply in all material respects with the Securities Act and the Securities Act Rules and Regulations; and

(ii)          the Registration Statement does not,  and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1(b) will not extend to any statements contained in or omitted from the Registration Statement or the Prospectus that are based upon information furnished by the Dealer Manager or any Soliciting Dealer to the Company for use in the Registration Statement or Prospectus.

(c)           DOCUMENT INCORPORATED BY REFERENCE.  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable effective date of each post-effective amendment to the Registration Statement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           There has not been (x) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (y) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose or (z) any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose.

(e)           STATUS.  The Company is a limited liability company duly formed and validly existing under the Delaware Limited Liability Company Act.

(f)           AUTHORIZATION OF AGREEMENT.  This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).  The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not result in a breach of any of the terms and provisions of, or constitute a default (X)(i) under the Company’s or its subsidiaries’ operating agreements, or other organizational documents (ii) under any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or their properties are bound as of the date of this Agreement except, in the event of clauses (ii) and (iii) only, for such conflicts or defaults that could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries considered as one enterprise; or (iii) under any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their properties, and (Y) no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation by the Company of the transactions contemplated hereby (except as have been obtained under the Securities Act, the Exchange Act, from the Financial Industry Regulatory Authority (the “FINRA”) or as may be required under state securities or blue sky laws in connection with the offer and sale of the Units or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).  Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents.

(g)           ACTIONS OR PROCEEDINGS. There are no actions or proceedings against, or investigations of, the Company or its subsidiaries pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Units or the consummation of any of the transactions contemplated by this Agreement, (iii) that might materially and adversely affect the performance by the Company and its subsidiaries considered as one enterprise of its obligations under, or the validity or enforceability of, this Agreement, or the Units, (iv) that might have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (v) seeking to affect adversely the federal income tax attributes of the Units except as described in the Prospectus.

(h)           ESCROW AGREEMENT.  The Company will enter into an escrow agreement (the “Escrow Agreement”) with the Dealer Manager, and an escrow agent to be agreed upon (the “Escrow Agent”), in the form to be included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account (the “Escrow Account”). During the period commencing with the Effective Date and ending on the Termination Date, the Company will deposit subscribers’ funds in the Escrow Account as described in Section 3 below.

(i)           SALES LITERATURE.  Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is prepared, furnished or approved by or on behalf of the Company, including, without limitation, the Prospectus and such sales literature and advertising as has been previously approved in writing by the Company (“Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required.

(j)           AUTHORIZATION OF UNITS.  The Units have been duly authorized and, upon payment therefore as provided in this Agreement and the Prospectus, will be validly issued and will conform to the description thereof contained in the Prospectus.

(k)           TAXES.  Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Units have been or will be paid when due.

(l)           INVESTMENT COMPANY.  The Company is not, and neither the offer or sale of the Units nor the activities of the Company will cause the Company to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(m)           TAX RETURNS.  The Company has filed all material federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such material taxes indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

(n)           INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  The accountants who have certified certain financial statements appearing or incorporated by reference in the Prospectus are an independent registered public accounting firm within the meaning of the Act and the Rules and Regulations.

(o)           PREPARATION OF THE FINANCIAL STATEMENTS.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus.

(p)           MATERIAL ADVERSE CHANGE.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(q)           GOVERNMENT PERMITS. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure to possess or own that could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

2.           REPRESENTATIONS AND WARRANTIES OF THE DEALER MANAGER.  As an inducement to the Company to enter into this Agreement, the Dealer Manager represents, warrants and agrees as of the date hereof and as of the Effective Date, and thereafter with respect to representations and warranties which by their terms apply to periods subsequent to the Effective Date, as follows:

(a)           COMPLIANCE WITH ACT.  The Dealer Manager is, and during the term of this Agreement will be, a member in good standing of FINRA, a broker dealer in good standing and registered as such under the Exchange Act and under the securities laws of all U.S. states and the District of Columbia where the Company intends to offer the Units and is required to be registered.  The Dealer Manager and its employees and representatives involved in offering Units under this Agreement possess all required licenses and registrations to act under this Agreement. The Dealer Manager will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other federal securities laws, state securities laws and the rules of FINRA, specifically including, but not in any way limited to, Conduct Rules 2340, 2420, 2730, 2740, 2750 and 2810.  Each salesperson acting on behalf of the Dealer Manager will be registered with FINRA and duly licensed by each regulatory authority in each jurisdiction in which it or he will offer and sell Units.  Each Soliciting Dealer will be required to represent pursuant to a Soliciting Dealer Agreement that it and each salesperson acting on behalf of the Soliciting Dealer will be registered with FINRA and duly licensed by each regulatory authority in each jurisdiction in which it or he will offer and sell Units.

(b)           ORGANIZATIONAL STATUS.  The Dealer Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has full limited liability company right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.

(c)           AUTHORIZATION OF AGREEMENT.  This Agreement has been duly authorized and constitutes a valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws.

(d)           VIOLATIONS.  The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the fulfillment of the terms hereof, do not and will not result in a breach of any of the terms and provisions of, or constitute a default (X)(i) under the Dealer Manager’s governing documents; (ii) under any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Dealer Manager is a party as of the date of this Agreement, except in the case of clause (ii) and (iii) only, for such conflicts or defaults that could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Dealer Manager or (iii) under any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Dealer Manager; and (Y) no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation by the Dealer Manager of the transactions contemplated hereby (except as have been obtained under the Securities Act, the Exchange Act, from FINRA or as may be required under state securities or blue sky laws in connection with the offer and sale of the Units).

(e)           APPROVALS.  No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement.

(f)           REGISTRATION STATEMENT AND PROSPECTUS.  The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” insofar as it relates to the Dealer Manager or the Offering in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary Prospectus, or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)           INFORMATION.  The Dealer Manager has reasonable grounds to believe, based on information made available to it by the Company, that the Prospectus discloses all material facts adequately and accurately and provides an adequate basis for evaluating an investment in the Units; provided that this representation does not prevent the Dealer Manager from relying on the representations and warranties made by the Company in this Agreement.

(h)           OBLIGATIONS TO SOLICITING DEALERS.  The Company will not be liable or responsible to any Soliciting Dealer for direct payment of commissions or any reallowance of the Dealer Manager Fee to such Soliciting Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the Dealer Manager Fee to Soliciting Dealers.

(i)           LITIGATION.  There is no litigation, arbitration or reference proceeding pending or, to the Dealer Manager's knowledge threatened, against the Dealer Manager or against the Dealer Manager with respect to the Dealer Manager's executive management team or which could prevent or materially impair the ability of the Dealer Manager to perform its duties and obligations under this Agreement.

(j)           NO VIOLATIONS OR INVESTIGATIONS.  No proceeding is or was pending against the Dealer Manager, nor to the knowledge of the Dealer Manager has there been any investigations or any threatened proceeding involving or alleging violations of any federal securities laws, any FINRA rules, any Blue Sky laws or any other applicable laws or regulations.

3.           OFFERING AND SALE OF THE UNITS.  Subject to the terms and conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and exclusive distributor to solicit and to retain the Soliciting Dealers (as described in Section 3(a) hereof) to solicit subscriptions for the Units at the subscription price to be paid in cash.  The Dealer Manager hereby accepts such agency and exclusive distributorship and agrees to use its best efforts to sell or cause to be sold the Units in such quantities and to such persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement.  The Dealer Manager shall do so during the period commencing on the Effective Date and ending on the earliest of the following: (i) the later of (x) three years after the initial effective date of the Registration Statement, or (y) at the Company’s election, the date on which the Company is permitted to extend the Offering in accordance with the rules of the Commission; (ii) the acceptance by the Company of subscriptions for $500,000,000 Units; (iii) the termination of the Offering by the Company, which the Company shall have the right to terminate in its sole and absolute discretion at any time; (iv) the termination of the effectiveness of the Registration Statement; or (v) the liquidation or dissolution of the Company (such period being the “Offering Period”).  The number of Units, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company.  In the absence of such mutual agreement, the Company shall, subject to the provisions of Section 3(b) hereof, accept Subscription Agreements based upon a first-come, first accepted reservation or other similar method.

(a)            SOLICITING DEALERS. The Units offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and other securities dealers the Dealer Manager may retain (collectively the “Soliciting Dealers”); provided that (i) all Soliciting Dealers are registered with the Commission, members of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Units or exempt from broker dealer registration with the Commission and all other relevant regulatory authorities, and (ii) all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the form of Soliciting Dealer Agreement approved by the Company and attached hereto as Exhibit A (the “Soliciting Dealer Agreement”).

(b)            SUBSCRIPTION DOCUMENTS. Each person desiring to purchase Units through the Dealer Manager, or any other Soliciting Dealer, will be required to complete and execute the subscription documents described in the Prospectus.

(c)            COMPLETED SALE.  A sale of a Unit shall be deemed by the Company to be completed for purposes of Section 3(e) if and only if (i) the Company has received a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased Unit, from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Soliciting Dealer, or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription, and (iii) such investor has been admitted as a member of the Company.  In addition, no sale of Units shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.  The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commission or dealer manager fee will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected.

(d)           DEALER-MANAGER COMPENSATION.

(i)            Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3(d), the Company agrees to pay the Dealer Manager selling commissions in the amount of seven percent (7.0%) of the selling price of each Unit for which a sale is completed from the $50,000,000,000 in Units offered in the Primary Offering.  The Company will not pay selling commissions for sales of Units pursuant to the DRP, and the Company will pay reduced selling commissions or may eliminate commissions on certain sales of Units, including the reduction or elimination of selling commissions in accordance with, and on the terms set forth in, the Prospectus.  The Dealer Manager will reallow all of the selling commissions, subject to federal and state securities laws, to the Soliciting Dealer who sold the Units, as described more fully in the Soliciting Dealer Agreement.

(ii)            Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3(d), as compensation for acting as the dealer manager, the Company agrees to pay the Dealer Manager, a dealer manager fee in the amount of three percent (3.0%) of the selling price of each Unit for which a sale is completed from the $50,000,000,000 in Units offered in the Primary Offering.  No dealer manager fees will be paid in connection with Units sold pursuant to the DRP.  The Dealer Manager may retain or reallow all or a portion of the dealer manager fee, subject to federal and state securities laws, to the Soliciting Dealer who sold the Units, as described more fully in the Soliciting Dealer Agreement.

(iii)            All sales commissions payable to the Dealer Manager will be paid within thirty (30) days after the investor subscribing for the Unit is admitted as a member of the Company, in an amount equal to the sales commissions payable with respect to such Units.

(iv)            In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Soliciting Dealers participating in the Offering, including, but not limited to, selling commissions and dealer manager fees exceed ten percent (10.0%) of gross offering proceeds from the Primary Offering in the aggregate.  In no event shall the Company be required to pay for any specific expenses, including marketing support fees.

(v)            Notwithstanding anything to the contrary contained herein, in the event that the Company pays any selling commission to the Dealer Manager for sale by a Soliciting Dealer of one or more Units and the subscription is rescinded as to one or more of the Units covered by such subscription, the Company shall decrease the next payment of selling commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established in Section 3(f) below, multiplied by the number of Units as to which the subscription is rescinded. In the event that no payment of selling commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within ten (10) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

(vi)            The Company shall not be obligated to reimburse the Dealer Manager for any legal fees and expenses, travel, food and lodging for employees of the Dealer Manager to sponsor educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars.

(vii)            The Company shall reimburse the Dealer Manager and Soliciting Dealers for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Soliciting Dealer in an amount not to exceed 0.5% of the gross proceeds from the Primary Offering.  The Company shall only reimburse the Dealer Manager or any Soliciting Dealer for bona fide due diligence expenses to the extent such expenses are supported by a detailed and itemized invoice to the Company.

4.            COVENANTS OF THE COMPANY.  The Company covenants and agrees with the Dealer Manager as follows:

(a)           REGISTRATION STATEMENT.  The Company will use its commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will furnish a copy of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager.

(b)           COMMISSION ORDERS.  If the Commission shall issue any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose, the Company will promptly notify the Dealer Manager and use its best efforts to prevent the issuance of any such order and, if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible.

(c)           BLUE SKY QUALIFICATIONS.  The Company will use its commercially reasonable efforts to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions as the Dealer Manager may reasonably request and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such papers filed by the Company in connection with any such qualification.  The Company will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible. The Company will furnish the Dealer Manager with a Blue Sky Survey dated as of the Effective Date (the “Blue Sky Survey”), which will be supplemented to reflect changes or additions to the information disclosed in such survey.

(d)           AMENDMENTS AND SUPPLEMENTS.  If at any time when a Prospectus relating to the Units is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Units to comply with the Securities Act, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Soliciting Dealers.

(e)           DEALER MANAGER’S REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS.  Prior to amending or supplementing the Registration Statement, any preliminary prospectus or the Prospectus, the Company shall furnish to the Dealer Manager for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement (and such copy shall clearly indicate in bold that it is for review by the Dealer Manager and set forth the deadline for responding with comments and/or consent, which shall, to the extent practicable, not be less than three business days), and the Company shall not file or use any such proposed amendment or supplement without the Dealer Manager’s consent, unless (i) the Dealer Manager has not responded with comments or consent to such amendment or supplement by the deadline set forth in the copy provided or (ii) counsel for the Company has advised the Company that such amendment or supplement is required.

(f)           REQUESTS FROM COMMISSION.  The Company will promptly advise the Dealer Manager of any request made by the Commission or a state securities administrator for amending the Registration Statement, supplementing the Prospectus or for additional information.

(g)           COPIES OF REGISTRATION STATEMENT. The Company will furnish the Dealer Manager with one signed copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the Commission, as the Dealer Manager may reasonably request for sale of the Units.

(h)           QUALIFICATION TO TRANSACT BUSINESS.  The Company will take all steps necessary to ensure that at all times the Company will validly exist as a Delaware limited liability company and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

(i)           AUTHORITY TO PERFORM AGREEMENTS. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement and under the Amended and Restated Limited Liability Company Operating Agreement in the form included as exhibits to the Registration Statement or the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

(j)           SALES LITERATURE. Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is prepared, furnished or approved by the Company (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required.  The Company will furnish to the Dealer Manager as promptly as shall be practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use in writing by the Company and all appropriate regulatory agencies).  The Company agrees to prepare sales literature reasonably requested by the Dealer Manager in connection with the Offering.  The Company and the Dealer Manager agree that all sales literature developed in connection with the Offering shall be the property of the Company and the Company shall have control of all such sales literature.

(k)           USE OF PROCEEDS.  The Company will apply the proceeds from the sale of the Units as set forth in the Prospectus.

5.            COVENANTS OF THE DEALER MANAGER. The Dealer Manager covenants and agrees with the Company as follows:

(a)           COMPLIANCE WITH LAWS. With respect to the Dealer Manager’s participation and the participation by each Soliciting Dealer in the offer and sale of the Units (including, without limitation any resales and transfers of Units), the Dealer Manager agrees, and each Soliciting Dealer in its Soliciting Dealer Agreement will agree, to comply with all applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, and the Exchange Act Rules and Regulations, and all other federal regulations applicable to the Offering, the sale of Units and with all applicable state securities or blue sky laws, and the Rules of the FINRA applicable to the Offering, from time to time in effect, specifically including, but not in any way limited to, Conduct Rules 2340, 2420, 2730, 2740, 2750 and 2810 therein.  The Dealer Manager will not offer the Units for sale in any jurisdiction unless and until it has been advised that the Units are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

In addition, the Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide or direct Soliciting Dealers to provide to any prospective investor copies of any prescribed document which is part of the Registration Statement and any supplements thereto during the course of the Offering and prior to the sale.  The Company may provide the Dealer Manager with certain Approved Sales Literature to be used by the Dealer Manager and the Soliciting Dealers in connection with the solicitation of purchasers of the Units.  The Dealer Manager agrees not to deliver the Approved Sales Literature to any person prior to the Effective Date.  In the event the Dealer Manager elects to use such Approved Sales Literature after the Effective Date, the Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Units and that it will direct Soliciting Dealers not to make such use unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future.  The Dealer Manager agrees that it will not use any Approved Sales Literature other than those provided to the Dealer Manager by the Company and approved by the Company for use in the Offering.  The use of any other sales material is expressly prohibited.

With respect to the Dealer Manager’s and each Soliciting Dealer’s participation in any resales or transfers of the Units, the Dealer Manager agrees, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements as set forth above.  In addition, the Dealer Manager and each Soliciting Dealer agree that should the Dealer Manager or the Soliciting Dealer assist with the resale or transfer of the Units, the Dealer Manager and each Soliciting Dealer will fulfill the obligations pursuant to FINRA Conduct Rule 2810.

(b)           NO ADDITIONAL INFORMATION. In offering the Units for sale, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature (provided that the use of said material has been first approved for use in writing by the Company).

(c)           SALES OF UNITS. The Dealer Manager shall and each Soliciting Dealer shall agree to, solicit purchases of the Units only in the jurisdictions in which the Dealer Manager and such Soliciting Dealer are legally qualified to so act and in which the Dealer Manager and each Soliciting Dealer have been advised by the Company that such solicitations can be made.

(d)           SUBSCRIPTION AGREEMENT. The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus.  Subscriptions will be submitted by the Dealer Manager and each Soliciting Dealer to the Company only on the form which is included as Exhibit A to the Prospectus.  The Dealer Manager understands and acknowledges, and each Soliciting Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

(e)           SUITABILITY; SUITABILITY RECORDS.

(i)           The Dealer Manager will offer Units, and in its agreement with each Soliciting Dealer will require that the Soliciting Dealer offer Units, only to persons that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing by the Company that the Units are qualified for sale or that such qualification is not required.  In offering Units, the Dealer Manager will comply, and in its agreements with the Soliciting Dealers, the Dealer Manager will require that the Soliciting Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the FINRA Conduct Rules and the provisions of Article III.C. of the NASAA Mortgage Program Guidelines (the “NASAA Guidelines”).  The Dealer Manager agrees that in recommending the purchase of the Units in the Primary Offering to an investor, the Dealer Manager and each person associated with the Dealer Manager that make such recommendation shall have, and each Soliciting Dealer in its Soliciting Dealer Agreement shall agree with respect to investors to which it makes a recommendation shall agree that it shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, person associated with the Dealer Manager, or the Soliciting Dealer that: (a) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (b) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and (c) an investment in the Units offered in the Primary Offering is otherwise suitable for the investor.  The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Units in the Primary Offering (and each Soliciting Dealer in its Soliciting Dealer Agreement shall agree, with respect to Investors to whom it makes such recommendations) to maintain in the files of the Dealer Manager or the Soliciting Dealer documents disclosing the basis upon which the determination of suitability was reached as to each investor.  In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, the Dealer Manager and Soliciting Dealers may rely on (i) representations from investment advisers who are not affiliated with a Soliciting Dealer, banks acting as trustees or fiduciaries and (ii) information it has obtained from a prospective investor, including information such as the age, investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager or Soliciting Dealer, as applicable, after due inquiry.  Notwithstanding the foregoing, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

(ii)           SUITABILITY RECORDS.  The Dealer Manager shall, and each Soliciting Dealer shall agree to, maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Units (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.  The Company agrees that the Dealer Manager can satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding Section.

(f)           INFORMATION. Subject to any limitations under the securities laws and FINRA Rules, the Dealer Manager will provide the Company with such information relating to the offer and sale of the Units by it as the Company may from time to time request, including to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws, provided that this section shall not require the Dealer Manager to disclose any of its or any third party’s confidential information.

(g)           SOLICITING DEALER AGREEMENTS.  All engagements of the Soliciting Dealers will be evidenced by a Soliciting Dealer Agreement, except when the Dealer Manager obtains the prior written consent of the Company. When Soliciting Dealers are used in this Offering, the Dealer Manager will use commercially reasonable efforts to cause such Soliciting Dealers to comply with all their respective obligations pursuant to the Soliciting Dealer Agreement.

(h)           ELECTRONIC DELIVERY.  If it intends to use electronic delivery to distribute the Prospectus to any person, that it will comply with all applicable requirements of the Commission, the Blue Sky laws and/or FINRA and any other laws or regulations related to the electronic delivery of documents.

(i)           ESCROW AGENT.  The Dealer Manager agrees to be bound by the terms of the Escrow Agreement.

(j)           COORDINATION. The Company and the Dealer Manager shall have the right, but not the obligation, to meet with key personnel of the other on an ongoing and regular basis to provide feedback, input and make recommendations and suggestions regarding the performance of Dealer Manager's services hereunder and the Offering.  The Dealer Manager shall comply with any reasonable recommendations or suggestions made by the Company.

(k)           AML COMPLIANCE.  The Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units.  The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

(l)           CUSTOMER INFORMATION.  The Dealer Manager shall:

(i)           abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(ii)          refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(iii)         determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights.  In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

6.            EXPENSES.

(a)           Subject to Section 6(b)(iii), the Dealer Manager shall pay all of its own costs and expenses incident to the performance of its obligations under this Agreement.

(b)           The Company agrees to pay all costs and expenses related to:

(i)           the Commission’s registration of the offer and sale of the Units with the Commission;

(ii)          expenses of printing the Registration Statement as originally filed and any amendment or supplement thereto as herein provided;

(iii)         to reimburse the Dealer Manager and Soliciting Dealers for bona fide due diligence expenses as provided in Section 3(d)(vi);

(iii)         fees and expenses incurred in connection with any required filing with the FINRA;

(iv)         all of the expenses of agents of the Company, excluding the Dealer Manager, incurred in connection with performing marketing and advertising services for the Company; and

(v)          expenses of qualifying the Units for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.

7.            INDEMNIFICATION.

(a)           INDEMNIFIED PARTIES DEFINED.  For the purposes of this Section 7, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b)           INDEMNIFICATION OF THE DEALER MANAGER AND SOLICITING DEALERS.  The Company will indemnify, defend (subject to Section 7(f)) and hold harmless the Dealer Manager and the Soliciting Dealers, and their respective Indemnified Parties, from and against any losses, claims and expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which such Soliciting Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in the representations or warranties contained in Sections 1(b) and 1(c) or any material breach of a covenant contained herein by the Company, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Approved Sales Literature or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Units for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Soliciting Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Soliciting Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Soliciting Dealer, in each case expressly for use in the Registration Statement or any post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, as required by Section II.D. of the NASAA Guidelines, the indemnification and agreement to hold harmless provided in this Section 7(b) is further limited to the extent that no such indemnification by the Company of a Soliciting Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

(c)           DEALER MANAGER INDEMNIFICATION OF THE COMPANY.  The Dealer Manager will indemnify, defend and hold harmless the Company, its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims and expenses (including the reasonable legal and other expenses incurred in  investigating and defending any such claims or liabilities), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in the representation or warranty contained in Section 2(a) or any material breach of a covenant contained herein by the Dealer Manager, or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Approved Sales Literature or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, (d) any use of sales literature, including “broker dealer use only” materials, by the Dealer Manager that is not Approved Sales Literature, (e) any untrue statement made by the Dealer Manager or its representatives or agents (other than the Soliciting Dealers or their representatives or agents) or omission by the Dealer Manager or its representatives or agents (other than the Soliciting Dealers or their representatives or agents) to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Company, or (f) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act.  The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

(d)           SOLICITING DEALER INDEMNIFICATION OF THE COMPANY.  By virtue of entering into the Soliciting Dealer Agreement, each Soliciting Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Soliciting Dealer Agreement.

(e)           ACTION AGAINST PARTIES; NOTIFICATION.  Promptly after receipt by any indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 7(f)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld.

(f)           REIMBURSEMENT OF FEES AND EXPENSES.  An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(i)           In the case of the Company indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.D. of the NASAA Guidelines) only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a member of the Company or the legal action is initiated by a member of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(ii)          In any case of indemnification other than that described in Section 7(f)(i) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

8.          CONTRIBUTION.

(a)           If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, from the proceeds received in Primary Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)           The relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the proceeds received in the Primary Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Primary Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions and dealer manager fees received by the Dealer Manager and the Soliciting Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Units sold in the Primary Offering as set forth on such cover.

(c)           The relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by the Dealer Manager or by the Soliciting Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           The Company, the Dealer Manager and the Soliciting Dealer (by virtue of entering into the Soliciting Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e)           Notwithstanding the provisions of this Section 8, the Dealer Manager and the Soliciting Dealer shall not be required to contribute any amount by which the total price at which the Units sold in the Primary Offering to the public by them exceeds the amount of any damages which the Dealer Manager and the Soliciting Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f)           No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g)           For the purposes of this Section 8, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officers, directors, employees, members, partners, agents and representatives of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company.  The Soliciting Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Units sold by each Soliciting Dealer in the Primary Offering and not joint.

9.            TERMINATION OF THIS AGREEMENT.

(a)           TERM; AUTOMATIC TERMINATION.  Except as provided in Section 11(a), this Agreement shall commence as of the date hereof and, unless sooner terminated pursuant to this Section 9(a) or by operation of law, shall expire at the end of the Offering Period.  This Agreement (i) shall automatically terminate at the first occurrence of any of the following events: (a) the outside date for the Offering Period or (b) the Company is dissolved or liquidated, (ii) may be terminated by the Company pursuant to Section 9(b) below, and (iii) may be terminated by the Dealer Manager pursuant to Section 9(c) below (the date upon which any of the above occur shall be referred to as the “Termination Date”).  This Agreement shall continue in full force and effect unless terminated pursuant to this Section 9 as provided herein.  Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party other than as provided in Section 7 and Section 8 hereof, which shall survive the expiration or early termination of this Agreement.

(b)           TERMINATION BY THE COMPANY.  This Agreement may be terminated at the sole option of the Company, upon at least sixty (60) days written notice from the Company to the Dealer Manager.  The Company also has the option to terminate this Agreement “for Cause” immediately, subject to the applicable cure period for a “for Cause” termination, upon written notice of termination from the Company to Dealer Manager.

As used above, “Cause” shall mean a material breach of this Agreement by the Dealer Manager , provided that (i) the Dealer Manager does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Company, or (ii) if such material breach is not of a nature that can be remedied within such period, the Dealer Manager does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period.

(c)           TERMINATION BY DEALER MANAGER.  This Agreement may be terminated, at the sole option of the Dealer Manager, upon at least sixty (60) days written notice from the Dealer Manager to Company.  The Dealer Manager also has the option to terminate this Agreement upon the occurrence of a “Good Reason Event” immediately, subject to the applicable cure period for a “Good Reason Event”.

As used above, “Good Reason Event” shall mean a material breach of this Agreement by the Company, provided that (i) the Company does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Dealer Manager, or (ii) if such material breach is not of a nature that can be remedied within such period, the Company does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period.

11.           MISCELLANEOUS

(a)           SURVIVAL. The following provisions of this Agreement shall survive the expiration or termination of this Agreement: Section 3(d) (Compensation), Section 6 (Expenses), Section 7 (Indemnification), Section 8 (Contribution), and Section 11 (Miscellaneous), provided that expiration or termination shall not relieve a party for liability for any breach occurring prior to termination or expiration.

(b)           NOTICES. All notices or other communications required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:	Stratstone/Bluegreen Secured Income Fund, LLC
2100 West Cypress Creek Road
Fort Lauderdale, FL 33309

	Facsimile No.:	______________
	Attention:	______________

with a copy to:

If to the Dealer Manager:	Stratstone Securities, LLC,
2100 West Cypress Creek Road
Fort Lauderdale, FL 33309

	Facsimile No.:	________________
	Attention:	________________

with a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Attention: Peter Fass

Any party may change its address specified above by giving each party notice of such change in accordance with this Section 11(b).

(c)           SUCCESSORS AND ASSIGNS. No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(d)           INVALID PROVISION.  The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(e)           APPLICABLE LAW. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the state of Delaware.

(f)           WAIVER.  EACH OF THE DEALER MANAGER AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.  The Dealer Manager and the Company each hereby irrevocably submits to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in Delaware, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Dealer Manager and the Company each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court.

(g)           ATTORNEYS FEES.  In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees.  In addition to the foregoing award of costs and fees, the prevailing party shall also be entitled to recover its attorneys’ fees incurred in any post judgment proceedings to collect or enforce any judgment.

(h)           NO PARTNERSHIP. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Soliciting Brokers as being in association with or in partnership with the Company or one another, and instead, this Agreement only shall constitute the Soliciting Dealer as a broker authorized by the Company to sell and to manage the sale by others of the Units according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager or the Company liable for the obligations of any of the Soliciting Brokers or one another.

(i)           THIRD PARTY BENEFICIARIES.  There shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against either party to this Agreement.

(j)           ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(k)           NONWAIVER.  The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(l)           ACCESS TO INFORMATION. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Soliciting Dealer regarding recordholder information about the clients of such Soliciting Dealer who have invested with the Company on an on-going basis for so long as such Soliciting Dealer has a relationship with such client. The Dealer Manager shall require in the Soliciting Dealer Agreement that Soliciting Dealers not disclose any password for a restricted website or portion of a restricted website provided to such Soliciting Dealer in connection with the Offering and not disclose to any person, other than an officer, director, employee or agent of such Soliciting Dealers, any material downloaded from such a restricted website or portion of a restricted website.

(m)           COUNTERPARTS. This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

[Signatures on following page]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between the Dealer Manager and the Company in accordance with its terms.

STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC,
a Delaware limited liability company

By:  _________________________________
Name:
Title:

Accepted as of the date first above written:

STRATSTONE SECURITIES, LLC,
a Delaware limited liability company

By:  ___________________________________
Name:
Title:

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EXHIBIT A

FORM OF SOLICITING DEALER AGREEMENT